UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2018

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Agreement

As Adamis Pharmaceuticals Corporation (the “Company”) has previously reported, in March 2016, in connection with its acquisition of U.S. Compounding, Inc. (“USC”), the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Bear State Bank, N.A. (“Lender”), pursuant to which we previously have borrowed an aggregate of $2,000,000 principal amount, subject to the terms and conditions of the Loan Agreement and evidenced by a promissory note in favor of the Lender in the principal amount of $2,000,000. Interest on amounts borrowed under the Loan Agreement accrues at a rate equal to the prime interest rate, as defined in the Loan Agreement. Interest payments are required to be made quarterly.  As previously amended, the entire outstanding principal balance, and all accrued and unpaid interest and all other sums payable pursuant to the Loan Agreement and related loan documents (the “Loan Documents”) with the Lender, are due and payable on a maturity date of June 1, 2018. Our obligations under the Loan Documents are secured by certain collateral, including without limitation our interest in amounts that we have loaned to USC; our Certificate of Deposit with the Lender of approximately $1,000,000; and a warrant that we issued to the Lender (the “Warrant”) to purchase up to 1,000,000 shares (“Warrant Shares”) of our common stock at an exercise price equal to the $0.0001 par value per share. The Warrant includes customary cashless net exercise procedures. Under the terms of the Warrant, the Warrant is exercisable by Lender if we are in default under the Loan Documents and the Lender delivers a notice to us and we do not cure the default within the applicable cure period.  Under the terms of the Warrant, if the Warrant becomes exercisable, then Lender may exercise the Warrant in whole or in part, from time to time, to acquire Warrant Shares in a number that the Lender believes will, upon sale of such shares, be sufficient to cure or pay off the Company’s obligations due to the Lender under the Loan Documents. Under the terms of the Warrant, the Lender agreed that following any exercise of this Warrant, Lender will use its best efforts to sell as promptly as reasonably practicable following such exercise, the shares of Common Stock acquired by the Lender upon such exercise, and that all of the net proceeds from such sales of Warrant Shares will be applied in satisfaction of the obligations of the Loan Documents, as defined in the Loan Agreement. The Company previously filed a registration statement with the Securities and Exchange Commission, which has been declared effective, to register the resale from time to time of the shares of common stock underlying the Warrant.

On June 28, 2018, the Company and the Lender entered into an agreement amending the Loan Agreement and the Warrant to provide that in addition to the circumstances entitling the Lender to exercise the Warrant under the original terms of the Warrant, if the Company has not paid in full all amounts that are required to be paid to the Lender under the Loan Documents on or before the maturity date of the loan, then the Lender may exercise the Warrant, in whole or in part, to acquire a number of Warrant Shares as described above. The $2,000,000 principal outstanding balance under the Loan Agreement and related promissory note remains outstanding following the maturity date, and accordingly the Lender may exercise the Warrant to acquire shares of Common Stock and may resell those shares as described above.

The foregoing does not purport to be a complete description of the Loan Agreement, Warrant or other Loan Documents.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 2, 2018	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer